SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                    Quantum
            ------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

                                    Quantum
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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

                                 QUANTUM [LOGO]

                               QUANTUM CORPORATION

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 22, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quantum Corporation (the "Company" or "Quantum"), a Delaware corporation, will be held on Tuesday, July 22, 1997 at 3:00 p.m., local time, at Quantum Corporation's corporate headquarters, 500 McCarthy Boulevard, Milpitas, California 95035, for the following purposes:

         1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

         2. To approve and ratify an amendment to the Company's Employee Stock Purchase Plan for the purpose of increasing the number of shares reserved for issuance thereunder by 5,800,000 shares;

         3. To approve and ratify an amendment to the 1993 Long-Term Incentive Plan for the purpose of adding stock option grant limitations in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended;

         4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 1998; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on June 3, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.


                                               Sincerely,

                                               /s/ Richard L. Clemmer
                                               ----------------------
                                               Richard L. Clemmer
                                               Executive Vice President Finance,
                                               Chief Financial Officer


Milpitas, California
June 17, 1997

                               QUANTUM CORPORATION

                                ---------------

                                 PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

     The enclosed Proxy is solicited on behalf of Quantum Corporation (the "Company" or "Quantum") for use at the Annual Meeting of Stockholders to be held Tuesday, July 22, 1997 at 3:00 p.m., or at any adjournment thereof (the "Annual Meeting" or "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 500 McCarthy Boulevard, Milpitas, California 95035. The Company's telephone number is (408) 894-4000.

     These proxy solicitation materials were mailed on or about June 17, 1997 to all stockholders entitled to vote at the Meeting.

RECORD DATE; OUTSTANDING SHARES

     Stockholders of record at the close of business on June 3, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, 131,722,960 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding. The closing price of the Company's Common Stock on the Record Date, as reported by Nasdaq was $19.125 per share, as adjusted for the stock split described herein.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company or its transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS--Required Vote."

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Corporate Investor Communications, Inc. (the "Solicitor") to aid in the solicitation of proxies. The Company estimates that it will pay the Solicitor a fee not to exceed $6,000 for its services and will reimburse the Solicitor for certain out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than March 24, 1998 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     While abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter other than the election of directors, broker non-votes with respect to proposals set forth in this Proxy Statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered Votes Cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

PRESENTATION OF STOCK INFORMATION

     On April 28, 1997 a majority of the stockholders approved an amendment to the Company's Certificate of Incorporation increasing the authorized shares of Common Stock from 150,000,000 to 500,000,000. On May 13, 1997 the Company declared a two-for-one stock split to be effected as a stock dividend of one share of Common Stock for every one share of Common Stock outstanding. The stock dividend was paid on or about June 9, 1997 to stockholders of record on May 27, 1997. The share and per share amounts reported in this 1997 Proxy Statement are adjusted to reflect the two-for-one stock split.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

     A Board of six directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. Each of the nominees set forth below is presently a director of the Company.

     The name of and certain information regarding each nominee is set forth below.

                                                                                    DIRECTOR
    NAME OF NOMINEE     AGE                PRINCIPAL OCCUPATION                      SINCE
---------------------- ----- --------------------------------------------------   ----------
Stephen M. Berkley  ....53    Chairman of the Board of Quantum Corporation            1987
David A. Brown .........52    Director of Quantum; management consultant for          1988
                                various high technology companies
Michael A. Brown .......38   President and Chief Executive Officer of                 1995
                               Quantum Corporation
Robert J. Casale .......58   Group President, Brokerage Information Services          1993
                               Group of Automatic Data Processing, Inc.
Edward M. Esber, Jr.  ..45   President and Chief Executive Officer of                 1988
                               Solopoint, Inc.
Steven C. Wheelwright ..53   Professor of Management and Senior Associate Dean        1989
                               at the Graduate School of Business Administration,
                               Harvard University

     Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Mr. Stephen M. Berkley joined the Company in October 1981, as Vice President, Marketing. In November 1983, he became the founding President and Chief Executive Officer of Plus Development Corporation, previously a wholly owned subsidiary of the Company. From May 1987 to March 1992, he served as Chairman of the Board and Chief Executive Officer of Quantum. From April 1992 to July 1993 and since August 1995, he has served as Chairman of the Board of Quantum. Mr. Berkley served as Chairman of the Board and Chief Executive Officer of Coactive Computer Corporation, a computer networking company, from February 1993 to June 1993 and from June 1993 to July 1994 he served as Chairman of the Board of Coactive Computer Corporation. Mr. Berkley has served as a consultant to various high technology firms since May 1992. Mr. Berkley is also a member of the Board of Directors of Edify Corporation.

     Mr. David A. Brown, a founder of the Company, has been with the Company since its inception in February 1980. Initially, Mr. Brown served as Vice President of Engineering of the Company. In 1983, he co-founded Plus Development Corporation and became its Executive Vice President of Operations. He returned to Quantum in September 1986 to lead the engineering organization and direct Quantum's effort in the 3 1/2-inch disk drive market. From May 1987 to April
1990, Mr. Brown served as President of the Company and from April 1990 to February 1992, he served as its Vice Chairman of the Board of Directors and Chief Operating Officer. Mr. Brown served as Chief Executive Officer of Visioneer Communications, a communications company, from June 1993 to December 1993. Mr. Brown has also been a management consultant and Board member for various high technology companies since February 1992.

     Mr. Michael A. Brown was named President and Chief Executive Officer of Quantum Corporation in September 1995. From August 1993 to September 1995 he was President of the Company's Desktop and Portable Storage Group. He served as Executive Vice President of the Company from February 1992 to August 1993 and as Vice President of Marketing from June 1990 to February 1992.

     Mr. Robert J. Casale has served as Group President of the Brokerage Information Services Group of Automatic Data Processing, Inc., an information services company, since February 1988. Mr. Casale also served as a Director of Automatic Data Processing, Inc. From 1986 to February 1988, he was a Managing Director with Kidder Peabody and Company, Inc. He is a former member of the Board of Directors of Compression Laboratories and Tricord Systems.

     Mr. Edward M. Esber, Jr. has served as President, Chief Executive Officer and Director of Solopoint, Inc., a personal communications management products company, since October 1995. He served as Chairman, President and Chief Executive Officer of Creative Insights, Inc., a computer toys company from March 1994 to June 1995. From May 1993 to May 1994, he was President and Chief Operating Officer of Creative Labs, Inc., a multimedia company. From February 1991 to May 1993, he was President of the Esber Group, a consulting firm. Mr. Esber is also a member of the Board of Directors of Borealis Corporation.

     Mr. Steven C. Wheelwright has served as a professor of management at the Graduate School of Business Administration, Harvard University since August 1988. Mr. Wheelwright served in the same position from August 1985 to August 1986. From August 1986 to August 1988, Mr. Wheelwright served as a professor at Stanford University. Mr. Wheelwright is also a member of the Board of Directors of T.J. International Corporation and Heartport, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four (4) meetings during the fiscal year ended March 31, 1997. During the fiscal year ended March 31, 1997, no director attended fewer than 75% of the meetings of the Board of Directors or the meetings of committees, if any, upon which such director served.

     The Audit Committee of the Board of Directors, which was formed in March 1983, currently consists of Mr. Esber, Chairman of the Committee, Mr. Wheelwright and Mr. Casale. The Audit Committee, which generally meets prior to quarterly earnings releases, recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit Committee held a total of four (4) meetings during the fiscal year ended March 31, 1997.

     The Compensation Committee, which was formed in November 1988, is currently composed of Mr. Wheelwright, Chairman of the Committee, Mr. Esber and Mr. Casale. The Compensation Committee, which generally meets in conjunction with Board meetings and as deemed necessary by the Board of Directors, reviews and approves the Company's executive compensation policy and makes recommendations concerning the Company's employee benefit policies. The Compensation Committee held a total of six (6) meetings during the fiscal year ended March 31, 1997.

     The Board of Directors does not have a Nominating Committee nor any committee performing such function.

DIRECTOR COMPENSATION

     During the year ended March 31, 1997 each director who was not an employee ("Outside Director") received an annual retainer of $27,000 per year. Effective August 1996, the Chairman of the Board received an annual retainer of $60,000 per year. Certain directors were paid an additional $4,000 per year for chairing a committee of the Board. In addition, each Outside Director was paid $1,250 per day for any Board meeting attended. Outside Directors serving on Board committees receive $1,000 per meeting for meetings held on days when there was no regularly scheduled Board meeting. Outside Directors may also receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board of Directors or on committees of the Board.

     Prior to the expiration of the 1986 Stock Option Plan in December 1996, options were granted to Outside Directors under the 1986 Stock Option Plan only in accordance with an automatic, non- discretionary grant mechanism. The 1986 Stock Option Plan provides that since May 1, 1991 (the "Effective Date"), each of the Company's Outside Directors who were directors on the Effective Date shall automatically be granted options to purchase 15,000 shares of Common Stock on the date of each Annual Meeting of Stockholders, which options commence vesting on April 1 of the year which is three years from the year of the grant of such option and vest in installments cumulatively with respect to one-twelfth ( 1/12 ) of the shares subject thereto per month on the first day of each month thereafter. Each Outside Director appointed or elected after the Effective Date ("Future Outside Director") shall receive a one-time option grant of 60,000 shares on the date of his or her appointment or election (the "Initial Option"), 15,000 shares of which shall vest on the first day of the month which is one (1) year from the month in which the Initial Option was granted, and the balance of which shall vest ratably on a monthly basis on the first day of each month over the next succeeding 36-month period. Additionally, each Future Outside Director shall be granted an option (the "Subsequent Option") to purchase 15,000 shares on the date of each Annual Meeting of Stockholders which is held at least six
(6) months from the date of such Future Outside Director's appointment or election, which Subsequent Option shall vest ratably on a monthly basis over a 12-month period commencing on the month immediately following the month in which the preceding options, whether the Initial Option or a Subsequent Option, becomes fully vested. All options granted to Outside Directors under the 1986 Stock Option Plan contain the following provisions: the term of the option is ten (10) years; the option can be exercised only while the Outside Director remains a director or within ninety (90) days after ceasing to be a director; and the exercise price per share of Common Stock is 100% of the fair market value on the date the option is granted. The provisions of the 1986 Stock Option Plan governing options granted to Outside Directors may not be amended more than once every six (6) months.

     During fiscal 1997, the Company's Outside Directors, Mr. Brown, Mr. Casale, Mr. Esber and Mr. Wheelwright each received an option to purchase 15,000 shares of Common Stock and Mr. Berkley received an option to purchase 25,000 shares of Common Stock at an exercise price of $7.50 per share, as adjusted to reflect the two-for-one stock split.

     Options may also be granted to Outside Directors under the Company's 1996 Board of Directors Stock Option Plan ("Director Plan"), which was approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders. The Board, in its discretion, selects Outside Directors to whom options may be granted, the time or times at which such options may be granted, the number of shares subject to each grant and the period over which such options become exercisable. All options granted to Outside Directors under the Director Plan contain the following provisions: the exercise price per share of Common Stock is 100% of the fair market value of the Company's Common Stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; and the option may be exercised only while the Outside Director remains a director or within ninety days after the date he or she ceases to be a director of the Company; upon a proposed liquidation or dissolution of the Company, the options will terminate immediately prior to such action; and in the event of a merger or sale of substantially all of the Company's assets, each option may be assumed or an equivalent option substituted by the successor corporation. The Board may at any time amend, alter, suspend or discontinue the Director Plan, subject to stockholder approval in certain circumstances.

     During fiscal 1997, there were no options granted to Outside Directors under the Director Plan.

REQUIRED VOTE

     The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Every stockholder voting for the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than six candidates. No stockholder shall be entitled to cumulate votes, however, unless the candidates have been properly placed in nomination according to the Company's Bylaws and notice of the intention to cumulate votes is given to the Company and other stockholders at least twenty (20) and no more than sixty (60) days prior to the Annual Meeting. The Company may exercise discretionary authority to cumulate votes and to allocate such votes among the Company's nominees in the event that additional persons are nominated at the Annual Meeting for election of directors.

     MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

                  AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     In June 1997, the Board of Directors approved an amendment to the Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder from 17,000,000 to 22,800,000 shares of Common Stock, as adjusted to reflect the two-for-one stock split.

     Certain material features of the Purchase Plan, as amended, are outlined below.

GENERAL

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

PURPOSE

     The purpose of the Purchase Plan is to provide employees of the Company and its majority-owned subsidiaries which have been designated by the Board with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

ADMINISTRATION

     The Purchase Plan is to be administered by the Board or a committee appointed by the Board and is currently being administered by the Board. The administration, interpretation or application of the Purchase Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the Purchase Plan provided that members of the Board who are eligible to participate in the Purchase Plan may not vote on any matter affecting the administration of the Purchase Plan or grant any option pursuant to the Purchase Plan or, if a committee is established to administer the Purchase Plan, no member of the Board who is eligible to participate in the Purchase Plan may be a member of the committee.

ELIGIBILITY AND PARTICIPATION

     Any person who is regularly employed at least 20 hours per week by the Company (or by any of its designated subsidiaries) on the first day of each offering period ("Enrollment Date") is eligible to participate in the Purchase Plan. Eligible employees become participants in the Purchase Plan by completing a subscription agreement authorizing a payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering period. As of the Record Date, there were 5,319 employees eligible to participate in the Purchase Plan, of whom 3,510 were participating.

OFFERING DATES

     Generally, the Purchase Plan is implemented by means of overlapping two-year offering periods, starting every six months, with four six-month exercise periods within each offering period. The Board of Directors has the power to change the duration of the offering periods and exercise periods with respect to future offerings without stockholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

PURCHASE PRICE

     The purchase price per share of the shares offered in a given offering period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock of the Company at the commencement of the offering period or (ii) 85% of the fair market value of a share of Common Stock of the Company on the last day of the applicable six-month exercise period within the offering period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of a participant's compensation. A participant may discontinue participation in the Purchase Plan, or may change the rate of payroll deductions by giving written notice to the

Company authorizing the change. The change becomes effective (i) in the case of a decrease in rate, with the first payroll following notification, and (ii) in the case of an increase in rate, at the beginning of the next six-month exercise period within the two-year offering period following notification. Payroll deductions shall commence on the first payroll date following the offering date and shall end on the last payroll date to which such authorization is applicable, unless sooner terminated as provided in the Purchase Plan.

     All payroll deductions made for a participant shall be credited to his/her account under the Purchase Plan. A participant may not make any additional payments into such account.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him/her. The maximum number of shares placed under the option to a participant in any exercise period is the number determined by dividing the total amount of his/her compensation which is to be withheld for the exercise period by 85% of the fair market value of the Common Stock at the beginning of the offering period or end of the exercise period, whichever is less. See "Payment of Purchase Price; Payroll Deductions" for limitations on payroll deductions. Unless the employee's participation is discontinued, his/her option for the purchase of shares will be exercised automatically at the end of each exercise period at the applicable price. See "Withdrawal."

     Notwithstanding  the  foregoing,  to the extent  necessary  to comply  with
Section 423(b)(8) of the Code, no employee shall be granted an option under the Purchase Plan if, immediately after the grant of the option, the employee would own shares and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any designated subsidiary of the Company, nor shall any employee be granted an option which would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) under the Purchase Plan in any calendar year.

WITHDRAWAL

     A participant's interest in a given offering may be terminated in whole, but not in part by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

     Termination of a participant's employment for any reason, including retirement or death, cancels the participant's participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or to his or her beneficiaries.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors of the Company may at any time amend or terminate the Purchase Plan. No such termination can affect options previously granted, nor may an amendment make any changes in an option theretofore granted which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without approval of the stockholders of the Company if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, materially modify the requirements as to eligibility for participation in the Purchase Plan, or materially increase the benefits which may accrue to participants under the Purchase Plan.

AUTOMATIC TRANSFER TO LOWER PRICE OFFERING PERIOD

     In the event that the fair market value of the Company's Common Stock on the first day of an offering period exceeds the fair market value of the Company's Common Stock on the first day of any subsequent offering period commencing immediately following an exercise date within the offering period in progress, then each participant in the offering period in progress is deemed to have withdrawn from such offering period immediately following the exercise of his or her option on such exercise date and to have enrolled in such subsequent offering period as of the first day thereof.

TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to participants except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing is only a summary of the effect of federal income taxation upon a participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences in the event of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PARTICIPATION IN THE PURCHASE PLAN

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. No purchases have been made under the Purchase Plan since its amendment by the Board. However, purchases were made under the Purchase Plan prior to such amendment. The following table sets forth certain information regarding shares purchased under the Purchase Plan during the last fiscal year for each of the named executive officers, for all current executive officers as a group and for all other employees who participated in the Purchase Plan as a group:

                              AMENDED PLAN BENEFITS
                          EMPLOYEE STOCK PURCHASE PLAN

       NAME OF INDIVIDUAL                            NUMBER OF
      OR IDENTITY OF GROUP                            SHARES        DOLLAR VALUE
          AND POSITION                  DATE        PURCHASED (#)*     ($)(1)
-------------------------------  ----------------  -------------- --------------
Michael A. Brown ...............  July 25, 1996             0      $       0
 President and Chief              January 24, 1997      3,826         41,650
 Executive Officer

Kenneth Lee ....................  July 25, 1996           530            492
 President, Workstation           January 24, 1997      3,826         41,650
 and Systems Storage Group,
 Chief Technical Officer

Mark W. Jackson ................  July 25, 1996           432            401
 President, Recording             January 24, 1997      3,826         41,650
 Heads Group

Young K. Sohn ..................  July 25, 1996           918            852
 President, Desktop and           January 24, 1997      3,826         41,650
 Portable Storage Group

Claude Barathon ................  July 25, 1996             0              0
 Executive Vice President,        January 24, 1997      2,944         32,048
 Worldwide Sales

All current executive officers    July 25, 1996         3,098          2,875
 as a group                       January 24, 1997     20,256        220,506

All other employees as a group    July 25, 1996     1,545,452      1,434,334
                                  January 24, 1997  1,647,320     17,932,643
----------
*    Amounts are adjusted to reflect the two-for-one stock split.
(1) Market value of shares on date of purchase, minus the purchase price under the Plan.


REQUIRED VOTE

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the Purchase Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL THREE

                 AMENDMENT TO THE 1993 LONG-TERM INCENTIVE PLAN


     In June 1997, the Board of Directors approved an amendment to the 1993 Long-Term Incentive Plan (the "Incentive Plan") to add certain stock option grant limitations for the purpose of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), subject to stockholder approval. This proposal seeks stockholder approval of the stock option grant limitations described below for purposes of Section 162(m) of the Code, only. Outlined below is a description of the proposed amendment to the Incentive Plan and the material features of the Incentive Plan.

SECTION 162(M) AMENDMENT

     Section 162(m) of the Code may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 per person paid to the Company's Chief Executive Officer and its four other highest paid executive officers (collectively, the "Executive Officers") who are employed on the last day of the fiscal year unless the compensation is not otherwise subject to the deduction limit. In order to preserve the Company's ability to deduct the compensation income associated with stock options granted to the Executive Officers, the amendment to the Incentive Plan provides that no employee or consultant may be granted in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's or consultant's initial employment or upon promotion, he or she may be granted options to purchase up to an additional 1,000,000 shares of Common Stock.

GENERAL

     The Incentive Plan allows for the granting of (i) stock options, (ii) stock appreciation rights, (iii) stock purchase rights and (iv) long-term performance awards. The total number of shares of Common Stock initially reserved and available for issuance under the Incentive Plan was 2,000,000 shares increased each April 1 by a number of shares equal to 4% of the number of shares of Common Stock of the Company outstanding on the preceding March 31. The maximum number of shares reserved and available for issuance pursuant to incentive stock options was initially 2,000,000 shares which is increased each year by 1,500,000 shares, which is part of the 4% of shares added annually to the Incentive Plan. As of the Record Date, 16,506,998 shares were reserved for future issuance.

PURPOSE OF THE INCENTIVE PLAN

     The purpose of the Incentive Plan is to provide an incentive to eligible employees, consultants and officers of the Company whose present and potential contributions are important to the continued success of the Company, to give these individuals the opportunity to acquire a proprietary interest in the Company, and to enable the Company to enlist and retain the best available talent for the conduct of its business.

ELIGIBILITY

     Officers, consultants and other employees of the company or any parent or subsidiary of the Company whom the administrator deems to have the potential to contribute to the success of the Company are eligible to receive awards under the Incentive Plan. The Incentive Plan provides that Nonstatutory Stock Options, Stock Appreciation Rights, Stock Purchase Rights or Long-Term Performance Awards may be granted to employees (including officers) and consultants of the Company or any parent or subsidiary of the Company. Incentive Stock options may be granted only to employees (including officers) of the Company or any parent or subsidiary of the Company.

ADMINISTRATION

     The Incentive Plan is administered with respect to all grants of options and rights to eligible participants by the Board of Directors of the Company or by a committee designated by the Board. The interpretation and construction of any provision of the Incentive Plan will be within the sole discretion of the Board or its committee, whose determination will be final and conclusive.

STOCK OPTIONS

     The Incentive Plan permits the granting of nonstatutory stock options ("NSOs") or stock options that qualify as incentive stock options under Section 422 of the Code ("ISOs").

     The term of each option will be fixed by the administrator. In the case of ISOs granted to the owner of Common Stock possessing, on the date of grant, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the term may not exceed five (5) years from the date of grant. In the case of all other ISOs, the term may not exceed ten
(10) years from the date of grant. If the fair market value of shares subject to ISOs first exercisable in one (1) calendar year is greater than $100,000, the excess options will be treated as NSOs. For this purpose, fair market value is determined on the date of grant, and all ISOs granted by the Company or its subsidiaries to an individual are aggregated.

     The administrator will determine the time or times each option may be exercised. Options may be made exercisable in installments, exercisability may be suspended during certain leaves of absence or reductions in work hours, and the exercisability of options may be accelerated by the administrator.

     The option exercise price for each share covered by either an ISO or NSO will not be less than 100% of the fair market value of a share of Common Stock on the date of grant of such option. In the case of ISOs granted to the owner of Common Stock possessing, on the date of such grant, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, the option exercise price for each share covered by such option will not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option.

     Under the Incentive Plan, in the event of an optionee's termination of employment or consulting relationship for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for such period of time as the administrator will determine at the time of grant (not to exceed six (6) months, or three (3) months in the case of ISOs, but only to the extent that the term of the option has not expired. However, if an optionee's employment or consulting relationship is terminated as a result of the optionee's death or total and permanent disability, the option will be exercisable for twelve (12) months following such termination, but only to the extent it was exercisable at the date of termination and to the extent the term of the option has not expired.

STOCK APPRECIATION RIGHTS

     The Incentive Plan also permits the granting of stock appreciation rights ("SARs"). SARs may be granted in connection with all or any part of an option, either concurrently with the grant of the option or at any time thereafter during the term of the option. An SAR granted in connection with an option will entitle the optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related option. The optionee will receive in exchange from the Company an amount equal to the excess of the fair market value, on the date of exercise of the SAR, of the Common Stock covered by the surrendered portion of the related option, over the exercise price of the Common Stock covered by the surrendered portion of the related option. Notwithstanding the foregoing, the administrator of the Incentive Plan may place limits on the aggregate amount that may be paid upon exercise of an SAR. However, such limits will not restrict the exercisability of the related option.

     When an SAR granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. An SAR granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. An SAR granted in connection with an option may be exercised only at a time when the fair market value of the Common Stock covered by the related option exceeds the exercise price of the Common Stock covered by the related option.

     SARs may also be granted without related options. In such an event, the SAR will entitle the optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of the fair market value of the Common Stock covered by the exercised portion of the SAR as of the date of such exercise, over the fair market value of the Common Stock covered by the exercised portion of the SAR as of the last market trading date prior to the date on which the SAR was granted. Nevertheless, the administrator of the Incentive Plan may place limits on the aggregate amount that may be paid upon exercise of an SAR. An SAR granted independently of a related option will be exercisable, in whole or in part, at such time as the administrator will specify in the recipient's SAR agreement.

     The Company's obligation arising upon the exercise of an SAR may be paid in Common Stock or cash, or any combination therof, as the administrator may determine. Shares issued upon the exercise of an SAR will be valued at their fair market value as of the date of exercise.

STOCK PURCHASE RIGHTS

     Upon the granting of a Stock Purchase Right under the Incentive Plan, the offeree will be advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the offeree will be entitled to purchase, the price to be paid and the time within which the offeree must accept such offer. The offer will be accepted by execution of a restricted stock purchase agreement between the Company and the offeree.

     Unless the administrator of the Incentive Plan determines otherwise, the restricted stock purchase agreement will grant to the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or permanent and total disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at such rate as the administrator may determine. Upon exercise of a Stock Purchase Right, the purchaser will have rights equivalent to those of a stockholder of the Company.

LONG-TERM PERFORMANCE AWARDS

     The Incentive Plan also permits the granting of Long-Term Performance Awards. Such awards will be based upon the performance of the Company, parent, subsidiary or individual over designated periods based on such performance factors or other criteria as the administrator deems appropriate. Performance objectives may vary from participant to participant, group to group, and period to period.

     The administrator may adjust Long-Term Performance Awards as it deems necessary or appropriate in order to avoid windfalls or hardships or to compensate for changes in tax, accounting or legal rules.

     Long-Term Performance Awards will be payable in cash, Common Stock or a combination of both.

NONTRANSFERABILITY OF OPTIONS, STOCK APPRECIATION RIGHTS, STOCK PURCHASE RIGHTS AND LONG-TERM PERFORMANCE AWARDS

     Options, SARs, Stock Purchase Rights and Long-Term Performance Awards granted pursuant to the Incentive Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     Subject to any required action by the stockholders of the Company, in the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the Incentive Plan (including shares subject to an option or right) and the price per share covered by each outstanding option, SAR, Stock Purchase Right and Long-Term Performance Award. Conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

AMENDMENT AND TERMINATION

     The Board may amend, alter, suspend or discontinue the Incentive Plan at any time but such amendment, alteration, suspension or discontinuation shall not adversely affect any option, SAR, Stock

Purchase Right or Long-Term Performance Award then outstanding under the Incentive Plan, without written consent of the participant. To the extent necessary to comply with applicable laws and regulations, including the requirements of an established stock exchange or quotation system, the Company shall obtain stockholder approval of any amendment to the Incentive Plan in such a manner and to such a degree as required.

     Subject to applicable laws and the specific terms of the Incentive Plan, the administrator may accelerate any option, right or award or waive any condition or restriction pertaining to such option, right or award at any time.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a brief summary of the federal income tax consequences of transactions under the Incentive Plan based on federal securities and income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     No taxable income is recognized by the optionee upon the grant or exercise of an ISO unless the optionee is subject to alternative minimum tax. Upon the sale or exchange of the shares issued on exercise of an ISO more than two years from the date of grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, then generally, the optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of the fair market value of the shares at the time of exercise or the amount realized on such disposition over the exercise price of such shares. The Company is entitled to a corresponding tax deduction. Any further gain or loss realized will be taxed as short-term or long-term capital gain or loss depending on the holding period of such shares.

     Except as noted below, with respect to NSOs, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the excess of the fair market value of the shares on the date of exercise and the option exercise price paid for the shares, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a Nonstatutory Stock Option will constitute wages for which withholding will be required.

     No income will be recognized by a recipient in connection with the grant of an SAR. When the SAR is exercised, the recipient will generally recognize as ordinary income an amount equal to the amount of cash received and/or the fair market value of any Common Stock received. In the case of a recipient who is also an employee, any income recognized upon exercise of an SAR will constitute wages for which withholding will be required. If the optionee receives Common Stock upon the exercise of an SAR, any gain or loss on the sale of such stock will be treated as long-term or short-term capital gain or loss depending on the holding period.

     Stock Purchase Rights will generally be taxed in the same manner as NSOs.

     Generally, no income will be recognized by a recipient in connection with the grant of a Long-Term Performance Award, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within thirty (30) days of the date of the grant in the case of an award of stock. Otherwise, at the time the Long-Term Performance Award is no longer subject to a substantial risk of forfeiture, the recipient will generally recognize compensation income in an amount equal to the cash paid and/or the fair market value of the stock. Generally, in the case of stock the recipient will be taxed in the same manner as NSOs. In the case of a recipient who is also an employee, any amount included in income will be subject to withholding by the Company. The Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to a Long-Term Performance Award.

     Generally, individuals who purchase restricted stock may have their recognition of compensation income and the beginning of their capital gains holding period deferred until the restrictions lapse (the

"Deferral Date"). The excess of the fair market value of the stock determined as of the Deferral Date over the purchase price will be taxed as ordinary income, and the tax holding period of any subsequent gain or loss will begin on the Deferral Date. However, a restricted stock purchaser who so elects under Code
Section 83(b) on a timely basis may instead be taxed on the difference between the excess of the fair market value on the date of transfer over the purchase price, with the tax holding period beginning on such date.

     The following table sets forth certain information regarding shares granted under the Incentive Plan during the last fiscal year for each of the named executive officers, for all current executive officers as a group and for all other employees as a group:

                                          AMENDED PLAN BENEFITS
                                     1993 LONG-TERM INCENTIVE PLAN

                                                               AVERAGE    NUMBER OF
             NAME OF INDIVIDUAL                NUMBER OF       EXERCISE   RESTRICTED   AVERAGE
            OR IDENTITY OF GROUP                OPTIONS          PRICE      SHARES     EXERCISE
                AND POSITION                  GRANTED (#)*      ($)(1)*   GRANTED (#)*  PRICE ($)
------------------------------------------   -------------   ------------ ------------ ----------
Michael A. Brown ..........................      200,000       $10.3125         0      $   0
 President and Chief Executive Officer

Kenneth Lee ...............................       80,000        10.3125         0          0
 President, Workstation and Systems
 Storage Group, Chief Technical Officer

Mark W. Jackson ...........................      150,000(3)     12.725          0          0
 President, Recording Heads Group

Young K. Sohn .............................       20,000        10.3125         0          0
 President, Desktop and Portable Storage
   Group

Claude Barathon ...........................       80,000(2)      9.805      2,500       0.01
 Executive Vice President, Worldwide Sales

All current executive officers as a group      1,075,000        10.269     55,000       0.01

All other employees as a group ..............  4,071,036         8.85     299,290       0.01

----------
*    Amounts are adjusted to reflect the two-for-one stock split.

(1) All options were granted with an exercise price equal to the fair market value on the date of grant.
(2) Includes 50,000 options granted to Mr. Barathon in conjunction with his promotion to Executive Vice President, Worldwide Sales.
(3) Includes 100,000 options granted to Mr. Jackson in conjunction with his promotion to President, Recording Heads Group.


REQUIRED VOTE

     The affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 1993 Long-Term Incentive Plan.

     THE  BOARD  OF   DIRECTORS   RECOMMENDS  A  VOTE  "FOR"  THE  APPROVAL  AND
RATIFICATION OF THE AMENDMENT TO THE 1993 LONG-TERM INCENTIVE PLAN.

                                  PROPOSAL FOUR

                              INDEPENDENT AUDITORS

     In June 1997, the Board of Directors of the Company adopted a resolution whereby Ernst & Young LLP was selected as the Company's independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 1998.

     A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

                                OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by the Company, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that, during the fiscal year ended March 31, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with.

                              CERTAIN TRANSACTIONS

     In August 1996, Quantum's Chairman, Stephen M. Berkley, became a nonexecutive Chairman of the Company. Of the 250,000 shares, as adjusted to reflect the two-for-one stock split, unvested at the time he ceased to be an employee of the Company, 230,000 shares shall continue to vest through August 1997. The Company also entered into a consulting agreement (the "Consulting Agreement") with Mr. Berkley. The Consulting Agreement provides that Mr. Berkley shall receive $5,000 per day for consulting services requested by Quantum beginning August 23, 1996 through August 22, 1999.

     In November 1996, the Company loaned $235,539 to Claude Barathon, Executive Vice President, Worldwide Sales to assist in his relocation to the United States. The loan is non-interest bearing and is to be repaid upon the sale of Mr. Barathon's property in Europe. As of June 3, 1997, the entire balance of this loan was still outstanding.

     In January 1997, the Company loaned $250,000 to Debora Shoquist, Executive Vice President, Hard Disk Drive Operations. This loan bears interest at a rate of 8% and is to be forgiven over four (4) years. Interest accrues on an annual basis as the loan is forgiven. The outstanding balance of this loan as of June 3, 1997 was $250,000.

     In July 1996, the Company loaned $112,000 to Gerard Schenkkan, Vice President, Strategic Planning and Business Development to assist in his relocation. The loan is non-interest bearing and is to be repaid upon the sale of Mr. Schenkkan's property in Idaho. As of June 3, 1997, the entire balance of this loan was still outstanding. In July 1996, the Company also loaned $100,000 to Mr. Schenkkan. This loan bears interest at a rate of 8% and is to be forgiven over four (4) years. Interest accrues on an annual basis as the loan is forgiven. The outstanding balance of this loan as of June 3, 1997 was $100,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 3, 1997 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end and (iv) all directors and executive officers as a group.

                                                                                 APPROXIMATE
                             NAME                               AMOUNT OWNED** PERCENTAGE OWNED
------------------------------------------------------------    -------------- ----------------
FMR Corp ....................................................    15,040,200(1)    11.20%
 82 Devonshire Street
 Boston, MA 02109-3014

Sanford C. Bernstein & Co. ..................................    12,357,334        9.21%
 767 Fifth Avenue
 New York, NY 10153

Michael A. Brown ............................................     823,668(2)         *

Stephen M. Berkley ..........................................     699,710(3)         *

Kenneth Lee .................................................     451,940(4)         *

Mark W. Jackson .............................................     173,628(5)         *

Claude Barathon .............................................     159,028(6)         *

Young K. Sohn ...............................................      88,428(7)         *

Robert J. Casale ............................................      58,750(9)         *

Steven C. Wheelwright .......................................      46,000(9)         *

Edward M. Esber, Jr. ........................................      45,000(8)         *

David A. Brown ..............................................       8,750(9)         *

All directors and executive officers as a group (15 persons).   2,778,314(10)      4.14%

----------
*    Less than 1%.
**   Share amounts are adjusted to reflect the two-for-one stock split.

(1) Amount based on share ownership information provided by FMR Corp as of May 1, 1997.
(2) Includes 795,318 shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(3) Includes 627,914 shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(4) Includes 418,114 shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(5) Includes 169,370 shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(6) Includes 138,538 shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(7) Includes 79,532 shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(8) Includes 5,000 shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(9) Represents shares subject to stock options which were exercisable at June 3, 1997 or within sixty (60) days thereafter.
(10) Includes 2,510,394 shares subject to stock options held by directors and executive officers which were exercisable at June 3, 1997 or within sixty
     (60) days thereafter.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The  following  table shows,  as to any person  serving as Chief  Executive
Officer during fiscal 1997 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to the Company in all capacities during the fiscal year ended March 31, 1997, as well as the total compensation paid to each such individual for the Company's previous two fiscal years.

                                            ANNUAL COMPENSATION(1)               LONG TERM COMPENSATION(1)
                                    -------------------------------------- -------------------------------------
                                                                                    AWARDS
                                                                          -------------------------
                                                                 OTHER      RESTRICTED   SECURITIES      ALL
                                                                 ANNUAL        STOCK     UNDERLYING     OTHER
                                                                COMPEN-       AWARDS      OPTIONS/    COMPENSA-
NAME AND PRINCIPAL POSITION   YEAR  SALARY ($)   BONUS ($)     SATION ($)      ($)(2)     SARS (#)*   TION ($)(3)
---------------------------  ------ ---------- ------------- ------------- ------------ ------------ -----------
Michael A. Brown ...........  1997    644,540     633,813            0            0       200,000       2,466
 President and Chief          1996    452,846           0            0            0       720,000       4,071
Executive Officer             1995    348,703     470,421            0            0       150,000         884
Kenneth Lee ................  1997    381,938     378,861            0            0        80,000       1,066
 President, Workstation       1996    363,385           0            0      262,350       110,000       2,496
and Systems Storage Group,    1995    324,687     426,814            0            0       100,000       1,688
Chief Technical Officer
Mark W. Jackson ............  1997    342,530     414,205            0            0       150,000       3,005
 President, Recording         1996    262,189           0            0            0        90,000       3,761
Heads Group                   1995    198,825     206,100            0            0        50,000       1,139
Young K. Sohn ..............  1997    282,574     270,237      144,259(4)         0        20,000       1,917
 President, Desktop and       1996    214,462           0       69,696(5)         0        80,000       2,113
Portable Storage Group        1995    179,803     210,912      188,883(6)         0        30,000       1,237
Claude Barathon ............  1997    303,814     223,909(8)   298,407(9)    18,034        80,000       1,692
 Executive Vice President,    1996    323,231     544,095       93,015            0        30,000           0
Worldwide Sales(7)            1995    306,346     423,491      102,764            0        30,000           0

----------
*    Option amounts are adjusted to reflect the two-for-one stock split

(1) The Company has not granted any stock appreciation rights and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the Securities and Exchange Commission (the "SEC").
(2) As of March 31, 1997 Mr. Lee held 15,000 shares and Mr. Barathon held 2,500 shares valued at $289,538 and $48,269, respectively. Mr. Barathon's shares will vest within three (3) years according to the following schedule: 500 shares will vest on July 1, 1997, 750 shares will vest on July 1, 1998 and 1,250 shares will vest on July 1, 1999. The aggregate market value is based on $19.3125 per share, the fair market value of the Company's common stock as of March 31, 1997, as adjusted to reflect the two-for-one stock split. Cash dividends are not paid on Quantum stock.
(3) Represents amounts contributed by the Company to the defined benefit contribution plan approved under Internal Revenue Code section 401(k) (the "401(k) Plan") maintained by the Company for each executive officer, except as expressly indicated otherwise.
(4) Represents reimbursement for taxes associated with Mr. Sohn's foreign assignment.
(5) Represents reimbursement for expenses associated with Mr. Sohn's relocation to the United States upon the termination of his foreign assignment.
(6) Represents reimbursement of $147,720 for taxes associated with Mr. Sohn's foreign assignment and $41,163 for reimbursement for expenses associated with Mr. Sohn's relocation.
(7) Mr. Barathon was promoted to Executive Vice President, Worldwide Sales in November 1996. In conjunction with his promotion, Mr. Barathon relocated to the United States from Switzerland. Amounts reported in this table for Mr. Barathon that were earned while he was an employee in Switzerland were translated to U.S. dollars using the exchange rate as of the last day of each fiscal year.

                                       18


(8) Includes sales commission of $151,756 earned by Mr. Barathon prior to his promotion to Executive Vice President, Worldwide Sales. Amounts included in this column for 1996 and 1995 reflect sales commissions earned by Mr. Barathon during each such fiscal year.
(9) Represents $190,671 of expenses related to Mr. Barathon's relocation to the United States from Switzerland upon his promotion to Executive Vice President, Worldwide Sales; $55,010 related to accrued vacation earned in Switzerland and paid to Mr. Barathon upon his relocation to the United States; $34,191 and $18,535 related to the lease of an apartment and automobile, respectively, for Mr. Barathon paid for by the Company due to the high cost of living in Switzerland. Amounts paid to Mr. Barathon while employed in Switzerland were translated to U.S. dollars using the exchange rate as of March 31, 1997. Amounts included in this column for 1996 and 1995 reflect lease payments of $62,972 and $73,522, respectively, for an apartment and lease payments of $30,043 and $29,242, respectively, for an automobile for Mr. Barathon paid for by the Company due to the high cost of living in Switzerland.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth information with respect to the stock options granted to the named executive officers under the Company's stock option plans, the options exercised by such named executive officers during the fiscal year ended March 31, 1997 and the options held by such named executive officers as of March 31, 1997.

     The Option Grant Table sets forth hypothetical gains for the options at the end of their respective ten (10)-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% and 10%, less the exercise price, from the date the option was granted to the end of the option term. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock.

                      OPTION GRANTS IN FISCAL YEAR 1997


                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK
                                                                          PRICE APPRECIATION FOR
                                     INDIVIDUAL GRANTS                        OPTION TERM(1)
                  ----------------------------------------------------- -------------------------
                     NUMBER OF     PERCENT OF
                    SECURITIES    TOTAL OPTIONS
                    UNDERLYING     GRANTED TO     EXERCISE
                      OPTION      EMPLOYEES IN     PRICE     EXPIRATION
       NAME        GRANTED (#)*    FISCAL YEAR   ($/SHARE)*     DATE        5% ($)      10% ($)
----------------- ------------- --------------- ---------- ------------ ------------ ------------
MICHAEL A. BROWN   200,000(2)         3.42       $10.3125    04/24/06     $1,297,095   $3,287,094
KENNETH LEE ......  80,000(2)         1.37        10.3125    04/24/06        518,838    1,314,838
MARK W. JACKSON  .  50,000(2)         0.85        10.3125    04/24/06        324,273      821,773
                   100,000(4)         1.71        13.9375    12/18/06        876,522    2,221,279
YOUNG K. SOHN  ...  20,000(2)         0.34        10.3125    04/24/06        129,710      328,709
CLAUDE BARATHON  .  30,000(2)         0.51        10.3125    04/24/06        194,564      493,064
                    50,000(3)         0.85         9.5000    10/22/06        298,725      757,028

----------
*    Amounts are adjusted to reflect the two-for-one stock split.

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten (10)-year option term. Potential realizable value is shown net of exercise price. These numbers are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.
(2) Options were granted on April 24, 1996 at fair market value, fully vesting within four (4) years from the grant date.
(3) Options were granted to Mr. Barathon in conjunction with his promotion to Executive Vice President, Worldwide Sales. Options were granted on October 22, 1996 at fair market value, fully vesting within four (4) years from the grant date.
(4) Options were granted to Mr. Jackson in conjunction with his promotion to President, Recording Heads Group. Options were granted on December 18, 1996 at fair market value, fully vesting within four (4) years from the grant date.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                        NUMBER OF
                                                  SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                      SHARES                    UNEXERCISED OPTIONS HELD      IN-THE-MONEY OPTIONS HELD
                    ACQUIRED ON     VALUE        AT FISCAL YEAR END (#)*      AT FISCAL YEAR END ($)(1)
       NAME        EXERCISE (#)* REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------- ------------- ------------ ------------- --------------- ------------- ---------------
Michael A. Brown    187,508     $1,155,476      679,044        647,920        $7,714,789    $6,113,321
Kenneth Lee ......        0              0      428,966        152,508         5,629,329     1,624,155
Mark W. Jackson  .        0              0      131,664        200,634         1,564,310     1,577,154
Young K. Sohn  ...   14,000        100,500       55,576         77,090           659,679       829,895
Claude Barathon  .        0              0      116,658         93,342         1,494,386       951,239

----------
*    Amounts are adjusted to reflect the two-for-one stock split.

(1) Total value of vested options based on fair market value of the Company's Common Stock of $19.3125 per share as of March 31, 1997, less the exercise price.

EMPLOYMENT TERMS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has entered into agreements (the "Agreements") with certain officers, including the officers named in the Summary Compensation Table, whereby in the event there is a "change of control" of the Company, which is defined in the Agreements to include, among other things, a merger or sale of assets of the Company or a reconstitution of the Company's Board of Directors, the exercisability and vesting of all stock-based compensation awards granted to the officers shall be accelerated. Under the Agreements, upon a change of control, 50% of the unvested shares or options to purchase shares held by an officer become exercisable and the remaining 50% of such unvested shares or options to purchase shares become vested and exercisable upon the earlier of the date of the first anniversary of the change of control or upon such officer's "Involuntary Termination" after the change of control. Under the Agreements, "Involuntary Termination" is defined to include, among other things, any termination without "cause" by the Company of the employee without such employee's express written consent or a significant reduction of or addition to the employee's duties. Additionally, such officers receive twelve (12) months severance pay and continued health and medical benefits during the severance period. The purpose of the Agreements is to assure that the Company will have the continued dedication of its officers by providing such individuals with certain compensation arrangements, competitive with those of other corporations, to provide sufficient incentive to the individuals to remain with the Company, to enhance their financial security, as well as protect them against unwarranted termination in the event of a change of control.

                          COMPENSATION COMMITTEE REPORT

INTRODUCTION

     The Compensation Committee of the Board of Directors (the "Committee") is made up of Outside Directors of the Company. The Committee generally determines base salary levels and determines targets under the Annual Incentive Plan for executive officers of the Company at the start of the fiscal year. Each year the Committee evaluates the Company's compensation practices and equity programs based on comparisons with other companies in the industry, and compares the Company's performance to a group of peer companies in making determinations with respect to compensation plans.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policies are designed to attract and retain experienced and qualified executive officers critical to the success of the Company, and to provide incentive for such individuals to maximize the Company's corporate performance and strategic objectives. The target levels of the executive officers' total compensation package are intended to be competitive at the 50th percentile in average performance years and above average when the Company's performance is above average with executives in the Company's industry, taking into account corporate performance and individual achievement. With respect to Section 162(m) of the Code (which limits deductibility of executive compensation exceeding $1 million per individual per year unless certain conditions are met), the Company has qualified its Chief Executive Officer's Annual Incentive Plan for an exemption from Section 162(m). The 1993 Long Term Incentive Plan currently qualifies for a temporary exemption from Section 162(m), and the

Company herein is taking the steps to secure a permanent exemption. The Company will continue to evaluate its other compensation programs in light of Section 162(m), although it has no current plans to qualify any of its other compensation programs for exemptions.

COMPENSATION PLANS

     The principal components of executive compensation are described below:

     Base Compensation. Base salaries for executive officers are set by the Committee, in consultation with the Chief Executive Officer, after considering factors such as the competitive environment, experience levels, position and responsibility, corporate performance and overall contribution levels of the individuals. The Company obtains competitive salary information from independent survey sources of peer companies in competition for similar management talent, which includes both direct competitors of the Company and other companies in the high technology industry which have similar size and performance profiles. Most of the companies included in these surveys are also included in the Hambrecht & Quist Technology Index (see PERFORMANCE GRAPH). This survey data is then analyzed by independent consultants and the Company to provide the necessary information to the Committee.

     Annual Incentive Plan. The Annual Incentive Plan provides for cash bonuses to be paid to executive officers of the Company subject to the Company meeting certain performance targets set by the Committee at the beginning of the fiscal year. The purposes of the Annual Incentive Plan are to (i) tie compensation to achievement of performance measures that provide an optimum return on total capital in the current fiscal year (ii) drive long-term stockholder value creation and (iii) ensure that payments are targeted to provide a competitive level of compensation, taking into account the Company's performance against its peers in the disk drive and related industries. In fiscal year 1997, the Company's performance for return on total capital was slightly below the Plan target level. The Committee, using its discretion as permitted by the Plan, adjusted the award pool. The approved pool available for bonuses was set at the target level determined by the Committee.

     Long-Term Incentive Compensation. Another component of the total compensation package for the Company's executive officers is in the form of stock option awards. The Company's 1986 Stock Option Plan and 1993 Long-Term Incentive Plan provide for long-term incentive compensation for employees of the Company, including executive officers. An important objective of the 1986 Stock Option Plan and 1993 Long-Term Incentive Plan is to align the interest of executive officers with those of stockholders by providing an equity interest in the Company, thereby providing incentive for such executive officers to maximize stockholder value. Option awards directly tie executive compensation to the performance of the Company's stock. The Committee is responsible for determining, subject to the terms of such Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each grant. Grants are determined based on the individual's position in the Company, comparative market data, and the number of unvested shares already held by each officer. The option program also utilizes vesting periods to encourage retention of executive officers and reward long-term commitment to the Company.

COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The process of determining the compensation for the Company's Chief Executive Officer and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company's executive officers. During 1997, the Company increased the Chief Executive Officer's base salary based on an analysis of salaries paid by peer companies and the Chief Executive Officer's individual performance. In fiscal year 1997, payments made to the Chief Executive Officer from the Chief Executive Officer's Annual Incentive Plan were based on the actual level of Company performance.


                                     MEMBERS OF THE  COMPENSATION  COMMITTEE

                                     Steven C. Wheelwright
                                     Edward M. Esber, Jr.
                                     Robert J. Casale

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual change (on a dividend reinvested basis) in five-year cumulative total return between Quantum Corporation, the S&P 500 Index and the Hambrecht & Quist Technology Index. The graph assumes $100 invested in the Company's common stock and in each index on March 31, 1992 through fiscal year ended March 31, 1997.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regualtion S-T]

                                      QNTM

                                               Cumulative Total Return
                                     -------------------------------------------
                                         3/92   3/93   3/94   3/95   3/96   3/97

Quantum Corp              QNTM            100     87    112    102    123    264

S & P 500                 I500            100    115    117    135    179    214

H & Q TECHNOLOGY          IHQT            100    119    137    177    241    281


                                  OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                            THE BOARD OF DIRECTORS


Dated:  June 17, 1997

                                                                     Appendix A


PROXY                         QUANTUM CORPORATION                          PROXY

                 Annual Meeting of Stockholders - July 22, 1997

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 17, 1997, and the 1997 Annual Report to Stockholders, and appoints Michael A. Brown and Richard L. Clemmer, or either of them, as the proxies and attorneys-in-fact, with full power to each of substitution on behalf and in the name of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 1997 Annual Meeting of Stockholders of the Company to be held on Tuesday, July 22, 1997 at 3:00 p.m. (local time) at the Company's headquarters located at 500 McCarthy Boulevard, Milpitas, California 95035, and any adjournment thereof with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:


                                        TO ASSURE YOUR REPRESENTATION AT THE
                                        ANNUAL MEETING, PLEASE MARK, SIGN AND
                                               DATE THIS PROXY AND
                                             RETURN IT PROMPTY IN THE
                                                ENCLOSED ENVELOPE.

                                   (Continue and to be signed on reverse side.)

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                              QUANTUM CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)
                                                                              FOR ALL (Except
1. The  election  of  the  following  persons as directors  FOR     WITHHOLD  Nominees(s)
   of  the  Company to serve until the next Annual Meeting  ALL        ALL    written below)
   of  Stockholders  and  until  their successers shall be
   duly  elected  and qualified  -  Nominees:  Stephen  M.  ( )       ( )         ( )
   Berkley,  David  A. Brown,  Michael A. Brown, Robert J.
   Casale, Edward M. Esber, Jr. and Steven C. Wheelwright.

   -------------------------------------------------------
2. To  approve  and  ratify an amendment to  the Company's  FOR     AGAINST   ABSTAIN
   Employee   Stock  Purchase  Plan  for  the  purpose  of
   increasing  the  number of shares reserved for issuance  ( )       ( )       ( )
   thereunder by 5,800,000.

3. To  approve and ratify an amendment to the  1993  Long-  FOR     AGAINST   ABSTAIN
   Term  Incentive  Plan for the  purpose of  adding stock
   opton grant limitations in order to comply with Section  ( )       ( )       ( )
   162(m)  of  the  Internal  Revenue  Code  of  1986,  as
   amended.

4. To  ratify  the  appointment  of  Ernst & Young  LLP as  FOR     AGAINST   ABSTAIN
   independent  auditors  for the  Company  for the fiscal
   year ending March 31, 1998.                              ( )       ( )       ( )

5. To vote or otherwise  represent the shares on any other  FOR     AGAINST   ABSTAIN
   business  which may properly come before the meeting or
   any adjourment  thereof,  according to their discretion  ( )       ( )       ( )
   and in their discretion.

The shares represented by this proxy will be voted in accordance with the specification made.
If no specification  is made, the shares  represented by this proxy will be voted for each of the above persons and  proposals,  and for or against such other matters as may properly come before the meeting as the proxyholders deem advisable.

                                              Dated:__________________________________, 1997

Signature(s)________________________________________________________________________________

____________________________________________________________________________________________

(Title, if appropriate)_____________________________________________________________________

Sign exactly as your name(s) appear on the stock  certificate.  A Corporation is requested to sign its name by its President or other authorized officer,  with the office held designated.
Executors,  administrators,  trustees,  etc.,  are requested to so indicate when signing,  if stock is registered in two names, both should sign.


I plan to attend the meeting: Yes ___ No ___
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